THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA,
                                CANADA OR JAPAN.

                            INCREASED CASH OFFER FOR

               ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                       OF

                              THE ENERGY GROUP PLC

                                       BY

                          GOLDMAN SACHS INTERNATIONAL

                                  ON BEHALF OF

                            PACIFICORP ACQUISITIONS

                   (A WHOLLY OWNED SUBSIDIARY OF PACIFICORP)

    THE INITIAL OFFER PERIOD HAS BEEN EXTENDED AND NOW WILL EXPIRE AT 10:00 PM (LONDON TIME), 5:00 PM (NEW YORK CITY TIME) ON APRIL 7, 1998, UNLESS FURTHER EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE INCREASED OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE INCREASED OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF ENERGY GROUP SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

                                                                  March 19, 1998

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    Goldman, Sachs & Co. has been appointed by PacifiCorp Acquisitions to act as dealer manager in the United States (the "Dealer Manager") in connection with an increased offer by Goldman Sachs International, on behalf of PacifiCorp Acquisitions, to purchase, upon the terms and subject to the conditions set forth in the Increased Offer to Purchase dated March 19, 1998 (the "Increased Offer to Purchase") and the accompanying Revised Acceptance Forms (collectively, the "Increased Offer"), all outstanding ordinary shares of 10p each ("Energy Group Shares") of The Energy Group PLC ("The Energy Group") for L8.20 in cash per Energy Group Share, including all American Depositary Shares ("Energy Group ADSs") of The Energy Group, each representing four Energy Group Shares and evidenced by American Depositary Receipts ("Energy Group ADRs"), for L32.80 in cash per Energy Group ADS.

    For your information and for forwarding to those of your clients for whom you hold Energy Group ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

    1.  The Increased Offer to Purchase;

    2. A printed form of letter that may be sent to your clients for whose account you hold Energy Group ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Increased Offer;

    3. The Revised Letter of Transmittal to be used by holders of Energy Group ADSs to accept the Increased Offer;

    4.  The Notice of Guaranteed Delivery;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6.  The return envelope addressed to the US Depositary.

    THE INCREASED OFFER CANNOT BE ACCEPTED IN RESPECT OF ENERGY GROUP SHARES BY MEANS OF A REVISED LETTER OF TRANSMITTAL. A REVISED FORM OF ACCEPTANCE FOR ACCEPTING THE INCREASED OFFER IN RESPECT OF ENERGY GROUP SHARES CAN BE OBTAINED FROM THE US DEPOSITARY OR THE UK RECEIVING AGENT (AS EACH SUCH TERM IS DEFINED IN THE OFFER DOCUMENT).

    In all cases, payment for Energy Group ADSs purchased pursuant to the Increased Offer will be made only after timely receipt by the US Depositary of Energy Group ADRs evidencing such Energy Group ADSs or a confirmation of book-entry transfer, together with the Revised Letter of Transmittal (or a facsimile copy thereof) properly completed and duly executed, and any other documents required by the Revised Letter of Transmittal.

    PacifiCorp Acquisitions will not pay any fees or commissions to any broker, dealer, or other person (other than Goldman Sachs International, the Dealer Manager, the US Depositary and the UK Receiving Agent and the Information Agent as described in the Offer Document) in connection with the solicitation of acceptances of the Increased Offer with respect to Energy Group ADSs evidenced by Energy Group ADRs. You will, however, be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your client.

    Additional copies of the enclosed materials may be obtained from the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth in the Increased Offer to Purchase.

    Terms defined in the Increased Offer to Purchase shall have the same meanings in this letter.

                               Very truly yours,

                              Goldman, Sachs & Co.

                                85 Broad Street

                               New York, NY 10004

                      (212) 902-1000 within New York City

                (800) 323-5678 (Toll Free) outside New York City

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF GOLDMAN SACHS INTERNATIONAL, PACIFICORP ACQUISITIONS, PACIFICORP, THE US DEPOSITARY, THE DEALER MANAGER, OR THE UK RECEIVING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE INCREASED OFFER NOT CONTAINED IN THE INCREASED OFFER TO PURCHASE OR THE REVISED LETTER OF TRANSMITTAL.

                                       2